SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 6, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 6, 2012, a joint venture (the “JV”) between Winthrop Realty Trust (“Winthrop”) and a subsidiary of New Valley LLC, a wholly owned subsidiary of Vector Group Ltd., entered into a Master Repurchase and Securities Contract (“MRSC”) with BSSI Cabi LLC (“BSSI”), an affiliate of Blackstone Real Estate Debt Strategies.  Pursuant to the MRSC, the JV sold to BSSI, subject to the JV’s repurchase right, for a gross sales price of $40,000,000 the approximately $117.9 million C note (the “C Note”), which is the most junior tranche of a $798.0 million first mortgage loan originated in July 2007, collateralized by a 4.5 million square foot, 31 property portfolio of office properties situated throughout southern California.  After origination fee, interest reserves and closing expenses, the JV received approximately $38,000,000 which was distributed entirely to Winthrop in partial redemption of its interest in the JV resulting in a decrease in Winthrop’s ownership interest in the JV from approximately 73% to approximately 56%.

Pursuant to the MRSC:  (i) the JV is required to make monthly “price differential” (interest) payments based on a per annum rate of LIBOR (with a 1% LIBOR floor) plus 9% on the gross sales price ($40,000,000) plus any prior PIK Interest (as hereinafter defined); (ii) on a monthly basis an amount based on a rate of 2% per annum on the then repurchase price is added to the repurchase price (the “PIK Interest”); (iii) the JV is required to repurchase the C Note on January 6, 2014 (the “Initial Term”), provided that the JV has the right, subject to certain conditions including the payment of a 0.5% extension fee, to extend the repurchase date for two six-month extensions (the “Extended Terms”); (iv) the JV is permitted to voluntarily repurchase the C Note at any time, provided, however, if such repurchase is made prior to April 30, 2013, the JV is required to pay a make-whole amount equal to the interest payable on the amount advanced through April 30, 2013 less any interest previously paid; and (v) upon repurchase, the JV is required to pay an exit fee of 1.5% if such repurchase is during the Initial Term or 1.0% if during an Extended Term.  The repurchase date is subject to acceleration in the event of customary payment and covenant defaults by the JV but not a default on the C Note so long as the JV continues to make the required payments under the MRSC.

The obligations under the MRSC are fully recourse to the JV.  In addition, Winthrop and WRT Realty L.P. (the “OP”), Winthrop’s operating partnership, have provided BSSI a guaranty for customary “bad-boy” acts, including bankruptcy, fraud or intentional misrepresentation, bad faith contesting of a claim by BSSI, liens on the C Note, and misappropriation of funds.  In addition, Winthrop and the OP have agreed to guaranty all interest payments under the MRSC during its term.  New Valley LLC has agreed to reimburse and indemnify Winthrop and the OP for its proportionate share of any payments required to be made by Winthrop or the OP on account of the guarantees provided by Winthrop and the OP.

Item 8.01	Other Events

On January 9, 2012, Winthrop issued a press release announcing the transaction described in Item 2.03 above.  A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated January 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of January, 2012.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President